SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2002

HERBALIFE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-15712	22-2695420

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East, Los Angeles, California	90067

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 410-9600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 1.    Changes in Control of the Registrant.

(a) On July 31, 2002, WH Acquisition Corp., a Nevada corporation (“WH Acquisition”) and a wholly-owned subsidiary of WH Holdings (Cayman Islands) Ltd., a Cayman Islands company (“WH Holdings”) merged with and into the Registrant pursuant to the Agreement and Plan of Merger (the “Merger”), dated as of April 10, 2002, by and among WH Holdings, WH Acquisition and the Registrant (the “Merger Agreement”). As a result of this transaction, effective July 31, 2002 the Registrant became a wholly-owned subsidiary of WH Holdings.

Pursuant to the Merger Agreement, each share of Class A and Class B Common Stock of the Registrant, issued and outstanding, was converted into a right to receive $19.50 in cash. Furthermore, each option to purchase shares of Class A and Class B Common Stock of the Registrant outstanding immediately prior to the effective time of the Merger (whether vested or unvested) was canceled and each holder of such option is entitled to receive a cash payment equal to the product of (1) the excess of $19.50 over the option exercise price multiplied by (2) the total number of shares subject to the option, less any applicable withholding taxes.

The aggregate merger consideration (including the payments to the option holders) was approximately $682 million. This amount and the related fees and expenses of the transaction were funded from (i) borrowings of $180 million under a $205 million senior credit facility provided by UBS AG, Stamford Branch (“UBS”), (ii) net proceeds of $24 million from the sale by WH Holdings of $38 million aggregate principal amount of 15.5% senior notes due July 2011 ($14 million of the $38 million of proceeds were used to fund expenses related to the issuance of the senior notes and pre-fund 2½ years of interest on the senior notes), (iii) gross proceeds of approximately $163 million from the sale by WH Acquisition (which obligations were assumed by the Registrant upon the consummation of the Merger) of $165 million aggregate principal amount of 11.75% senior subordinated notes due July 2010 (which were issued at 98.716% of par), (iv) approximately $214 million of cash balances of the Registrant and (v) proceeds of $176 million from the equity offering by WH Holdings in which certain affiliates of each of Whitney & Co., LLC and Golden Gate Private Equity, Inc. and certain members of the Registrant’s senior management and distributor organization participated.

The senior credit facility consists of a five-year senior secured revolving credit facility and a six-year senior secured term loan facility, and will bear interest at fluctuating rates based on UBS’ base rate or, at the option of the borrower, the London Interbank Offer Rate plus, in each case, an additional margin. The senior credit facility is guaranteed by WH Holdings and certain subsidiaries, including certain subsidiaries of the Registrant. In addition, the senior credit facility is secured by first priority pledges of (i) all of the stock of the Registrant and each of WH Holdings’ direct and indirect subsidiaries, other than certain foreign subsidiaries of the Registrant, (ii) 65% of the equity interests of certain foreign subsidiaries of the Registrant and (iii) security interests in and liens on all accounts receivable, inventory and other property and assets of WH Holdings and certain subsidiaries, including certain subsidiaries of the Registrant.

The senior subordinated notes are guaranteed on a senior subordinated basis by certain subsidiaries of WH Holdings, including the Registrant and certain subsidiaries of the Registrant.

As a result of the Merger, the Registrant’s Class A and Class B Common Stock will no longer be traded on the Nasdaq stock exchange, or any other securities exchange, and the Registrant will become a privately owned company.

(b)	Not applicable.

Item 5.    Other Events.

On July 31, 2002, the Registrant issued a press release announcing the completion of the Merger transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release issued July 31, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBALIFE INTERNATIONAL, INC.

Date: July 31, 2002
By:     /s/    DOUGLAS G. SAGES
Name: Douglas G. Sages
Title: Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued July 31, 2002.

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